Exhibit 99.1

Ameresco Reports Third Quarter 2026 Financial Results

Third Quarter Results Reflected Strong Growth Across Major Business Lines, Margin Expansion and Robust Business Development

39% Total Backlog Growth to Record $7.2 Billion

$875 Million in New Project Awards Led by Strong Momentum in Europe and Federal

$737 Million Converted to Contracted Backlog from Awarded

Adjusting Guidance to Reflect Adoption of New JV Accounting Methodology

Third Quarter 2026 Financial Highlights:
•Revenues of $580.3 million
•Net income attributable to common shareholders of $31.9 million
•GAAP EPS of $0.59
•Non-GAAP EPS $0.88
•Adjusted EBITDA of $91.7 million

FRAMINGHAM, MA – November 9, 2026 – Ameresco, Inc. (NYSE:AMRC), a leading energy infrastructure company, today announced financial results for the third quarter ended September 30, 2026. The Company also furnished supplemental information in conjunction with this press release in a Current Report on Form 8-K. The supplemental information, which includes Non-GAAP financial measures, has been posted to the “Investors” section of the Company’s website at www.ameresco.com. Reconciliations of Non-GAAP measures to the appropriate GAAP measures are included herein. All financial result comparisons made are against the prior year period unless otherwise noted.

“Our third quarter results represented another quarter of strong growth and disciplined execution. We achieved revenue increases across each of our major business lines, expanded margins and continued to build both awarded and contracted backlogs. The $875 million in new projects we were awarded in the third quarter brought Ameresco’s total project backlog to a record $7.2 billion. This also was an excellent quarter for project contract conversion with $737 million converting from awarded into contracted backlog, building visibility as we head into 2027,” CEO George Sakellaris commented.

“The strength of our business model is reflected in the diversity of our solutions, markets and customers. We secured over $675 million in additional awards driven by strength in Federal infrastructure and Europe. We also added data center energy infrastructure awards of $200 million representing an expanded scope of work for Ameresco at an existing project. In addition, our recurring O&M and Energy Asset businesses continue to grow at an impressive pace, further enhancing long-term revenue visibility and reinforcing the resilience of our business model,” Mr. Sakellaris concluded.

Third Quarter Financial Results
(All financial result comparisons made are against the prior year period unless otherwise noted.)

(in thousands)	Q3 2026			Q3 2025
	Revenue	Net Income (Loss)(2)	Adj. EBITDA(3)	Revenue	Net Income As Adjusted(1) (2)	Adj. EBITDA As Adjusted (3)
Projects	$446,025	$29,760	$41,517	$409,952	$8,919	$28,070
Energy Assets	$75,381	$9,071	$40,504	$62,537	$66,110	$40,855
O&M	$36,989	$8,121	$9,066	$30,770	$1,257	$2,628
Other	$21,920	($150)	$654	$22,728	$997	$2,169
Total (3)	$580,315	$46,802	$91,741	$525,987	$77,283	$73,722

(1) During Q3 2026, we changed our method of accounting for nonrefundable, transferable investment tax credits associated with our energy assets effective January 1, 2026. Under the new method, we recognize ITCs in the income tax provision in the period the credits are generated rather than as a reduction in the cost basis of the related energy assets. The change was applied retrospectively, including to our 2025 results.

(2) Net Income (loss) represents net income (loss) before non-controlling interests.
(3) Adjusted EBITDA is based on consolidated net income and no longer includes an adjustment to remove the non-controlling interest portion.
(4) Numbers in table may not sum due to rounding.

Total revenue increased 10% to $580.3 million, reflecting broad-based growth across Projects, Energy Assets and O&M and continued strong execution on project backlog conversion. Project revenue increased 9% to $446.0 million, while Energy Asset revenue grew 21% to $75.4 million, as we continued to expand our portfolio of owned operating assets. O&M revenue increased 20% to $37.0 million, driven by the continued addition of new long-term operations and maintenance contracts. Gross margin expanded to 18.7%, with meaningful improvement on both a sequential and year-over-year basis. Margin improvement was driven by a combination of a favorable business mix, strong execution and a decrease in depreciation related to an adjustment to our energy assets’ useful lives.

Net income attributable to common shareholders was $31.9 million, or $0.59 per diluted share, while Non-GAAP EPS was $0.88. Adjusted EBITDA increased 24% to $91.7 million. In Q3 we adopted HLBV accounting related to the Neogenyx Fuels transaction. HLBV accounting allocates income or loss among partners based on the change in the amounts each partner would receive if the entity were hypothetically liquidated at book value at each reporting date. This method is commonly used in tax equity and complex partnership structures. Given the inherent variability within the HLBV calculation quarter-to-quarter, to facilitate comparability, our Non-GAAP EPS and adjusted EBITDA now reflect 100% of the operating results of our consolidated joint ventures, most notably Ameresco Sunel Energy ("AMRC Sunel JV"), a significant part of our Europe segment, and Neogenyx Fuels, which constitutes substantially all of the business reported in our Renewable Fuels segment. Results of these joint ventures are included in the Non-GAAP Financial Measures below.

Earnings for the quarter also included a large tax benefit related to our planned adoption of a tax-based accounting policy as discussed last quarter. This better aligns earnings recognition with the period in which investment tax credits are generated, rather than allocating the benefit over the life of the related assets.

Project and Asset Highlights

($ in millions)	At September 30, 2026
Awarded Project Backlog (1)	$4,561
Contracted Project Backlog	$2,593
Total Project Backlog	$7,154
12-month Contracted Backlog (2)	$1,226
New Contracts	$737
New Awards (3)	$875

Total O&M Revenue Backlog	$1,509
12-month O&M Backlog	$118
Total Energy Asset Visibility (4)	$3,187
Total Revenue Visibility	$11,850

Energy Assets Placed into Operation	3 MWe
Energy Assets New Awards / Scope Changes	(6) MWe
Total Operating Energy Assets (5)	827 MWe
Ameresco's Net Assets in Development (5)	500 MWe

(1) Customer contracts that have not been signed yet
(2) We define our 12-month backlog as the estimated amount of revenues that we expect to recognize in the next twelve months from our fully-contracted backlog
(3) Represents estimated future revenues from projects that have been awarded, though the contracts have not yet been signed
(4) Estimated contracted revenue and incentives during PPA period plus estimated additional revenue from operating RNG assets over a 20-year period, assuming RINs at $1.50/gallon and brown gas at $3.50/MMBtu with $3.00/MMBtu for LCFS on certain projects

(5) Net MWe capacity includes only our share of any jointly owned assets

Balance Sheet and Cash Flow Metrics

($ in millions)	September 30, 2026
Total Corporate Debt (1)	$380.4
Corporate Debt Leverage Ratio (2)	2.9X
European Facilities	$29.9

Total Energy Asset Debt (3)	$1,600.2
Energy Asset Book Value (4)	$2,567.7
Energy Debt Advance Rate (5)	62%

Q3 Cash Flows from Operating Activities (6)	$(8.9)
Plus: Q3 Proceeds from Federal ESPC Projects	$12.6
Equals: Q3 Non-GAAP Adjusted Cash from Operations	$3.7

8-quarter rolling average Cash Flows from Operating Activities (6)	$1.3
Plus: 8-quarter rolling average Proceeds from Federal ESPC Projects	$24.5
Equals: 8-quarter rolling average Non-GAAP Adjusted Cash from Operations	$25.7

(1) Subordinated debt, term loans, and drawn amounts on the revolving line of credit, net of debt discount and issuance costs
(2) Debt to EBITDA, as calculated under our Sr. Secured Credit Facility
(3) Term loans, sale-leasebacks and construction loan project financings for our Energy Assets in operations and in-construction and development, net of debt discount and issuance costs.
(4) Book Value of our Energy Assets in operations and in-construction and development
(5) Total Energy Asset Debt divided by Energy Asset Book Value
(6) Cash flows from operating activities includes proceeds from sales of investment tax credits. Prior to the change in our method of accounting for nonrefundable, transferable investment tax credits associated with our energy assets, these proceeds were not included in operating activities. Prior periods, including 2025, have been retrospectively adjusted.

Unrestricted cash increased to $128.5 million with total corporate debt of $380.4 million. Our corporate leverage was 2.9x, comfortably below our 3.5x covenant. We also strengthened our capital position in Q3, securing $106 million of financing and financing commitments.

Adjusted Cash from Operations was positive in Q3. On a rolling eight-quarter basis, Adjusted Cash from Operations was approximately $26 million, compared with $30 million last quarter, primarily reflecting the timing and mix of activity in the period.

Summary and Outlook
“Our rapidly growing project backlog together with the strength of our recurring revenue businesses position us for continued growth in 2027 and beyond. Ameresco remains well positioned to benefit from the emerging power infrastructure opportunities within the data center and C&I landscape, while we continue to see positive trends in our traditional markets serving the federal government, municipalities, universities, schools, and hospitals. We are also at the forefront of the technology curve as we integrate fuel cells, microgrids, small and micro nuclear reactors and other cutting-edge technologies into our comprehensive portfolio of solutions helping us to meet growing industry demand,” concluded CEO George Sakellaris.

Fourth quarter and full year updated guidance is shown in the table below and reflects the inclusion of 100% of the operating results of our consolidated joint ventures as well as the recast of our 2026 performance as a result of adopting a tax-based accounting policy for transferable tax credits, which is a retrospective application of this accounting policy. The guidance reflect only these changes and does not reflect a change in our operational outlook. Our full year adjusted EBITDA and Non-GAAP EPS would otherwise have been unchanged.

Historical results for the last six quarters, presented on a comparable basis, are provided in the Non-GAAP Financial Measures below.

Q4 2026 Guidance Ranges
Revenue	$625 million	$650 million
Gross Margin	17.0%	18.0%
Adjusted EBITDA (1)	$80 million	$90 million
Non-GAAP EPS (1)	$0.95	$1.05

FY 2026 Guidance Ranges
Revenue	$2.13 billion	$2.15 billion
Gross Margin	17%	18%
Adjusted EBITDA (1)	$295 million	$305 million
Depreciation & Amortization	$115 million	$116 million
Interest Expense & Other	$105 million	$110 million
Effective Tax Rate	Approximately (50%)
Non-GAAP EPS (1)	$1.85	$1.95

(1) The Company’s Adjusted EBITDA and Non-GAAP EPS guidance excludes adjustments for one-time charges, energy asset and goodwill impairment charges, changes in contingent consideration, restructuring activities, as well as any related tax impact. The Company has not reconciled its Adjusted EBITDA guidance to the most directly comparable GAAP measure because certain reconciling items are not available without unreasonable effort. These items could have a material impact on the Company’s GAAP results.

Conference Call/Webcast Information
The Company will host a conference call today at 4:30 p.m. ET to discuss third quarter 2026 financial results, business and financial outlook, and other business highlights. To participate on the day of the call, dial 1-888-596-4144, or internationally 1-646-968-2525, and enter the conference ID: 4849290, approximately 10 minutes before the call. A live, listen-only webcast of the conference call will also be available over the Internet. Individuals wishing to listen can access the call through the “Investors” section of the Company’s website at www.ameresco.com. If you are unable to listen to the live call, an archived webcast will be available on the Company’s website for one year.

Use of Non-GAAP Financial Measures
This press release and the accompanying tables include references to adjusted EBITDA, Non- GAAP EPS, Non-GAAP net income and adjusted cash from operations, which are Non-GAAP financial measures. For a description of these Non-GAAP financial measures, including the reasons management uses these measures, please see the section following the accompanying tables titled “Exhibit A: Non-GAAP Financial Measures”. For a reconciliation of these Non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Non-GAAP Financial Measures and Non-GAAP Financial Guidance in the accompanying tables.

Defined Terms
More details on additional definitions used herein, such as total project backlog, awarded backlog, contracted backlog, O&M backlog, 12-month backlog and assets in development are provided in our periodic reports filed with the SEC.

About Ameresco, Inc.
Ameresco, Inc. (NYSE: AMRC) is a leading energy infrastructure company delivering integrated solutions to create reliable power and modernize infrastructure. The company’s Power Infrastructure business integrates energy resources across behind-the-meter and utility-scale systems. Its Buildings & Public Infrastructure business modernizes the built environment with smart, connected solutions that optimize performance and enhance resilience. Ameresco is a trusted full lifecycle partner, delivering over $15 billion in solutions and contracting over 5 GW of energy resources since its founding in 2000. Headquartered in Massachusetts, Ameresco serves public and private sector customers across North America and Europe. Learn more at www.ameresco.com.

Contact:	Media Relations	Leila Dillon, 508.661.2264, news@ameresco.com
	Investor Relations	Eric Prouty, AdvisIRy Partners, 212.750.5800, eric.prouty@advisiry.com
Lynn Morgen, AdvisIRy Partners, 212.750.5800, lynn.morgen@advisiry.com

Safe Harbor Statement
This release contains forward-looking statements within the meaning of Section 21E of the Exchange Act, and Section 27A of the Securities Act. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained herein specifically include expectations about market conditions, pipeline, visibility, backlog and conversion thereof, pending agreements, new and expanding market opportunities, financial guidance including estimated future revenues, net income, adjusted EBITDA, Non-GAAP EPS, gross margin, effective tax rate, interest rate, depreciation, tax attributes and capital investments; our expectations related to our agreement with SCE including the impact of delays and any requirement to pay liquidated damages, goals, strategies, investment objectives, plans and achievements and other statements containing the words “projects,” “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions .The forward-looking statements included herein involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Company has based these forward-looking statements on current expectations and assumptions about future events, taking into account all information currently known by the Company. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond the Company’s control. These risks and uncertainties include, but are not limited to: (i) demand for our energy efficiency and infrastructure solutions and our ability or inability to execute our strategic growth plan, including our ability to invest according to plan, grow our businesses (including through joint ventures or other co-investment vehicles and expand into new lines of business); (ii) the timing of, and ability to, enter into contracts for awarded projects on the terms proposed or at all; (iii) the timing of work we do on projects where we recognize revenue on a percentage of completion basis; (iv) the ability to perform under signed contracts without delay and in accordance with their terms and the potential for liquidated and other damages we may be subject to; (v) the fiscal health of the government and the impact of any government shutdowns; (vi) our ability to complete and operate our projects on a profitable basis and as committed to our customers; (vii) our cash flows from operations and our ability to arrange financing to fund our operations and projects; (viii) our customers’ ability to finance their projects and credit risk from our customers; (ix) our ability to comply with covenants in our existing debt agreements; (x) the impact of macroeconomic challenges, weather related events and climate change; (xi) our reliance on third parties for our construction and installation work; (xii) availability and cost of labor and equipment; (xiii) global supply chain challenges, component shortages and inflationary pressures; (xiv) changes in federal, state and local government policies and programs related to our business; (xv) the ability of customers to cancel or defer contracts included in our backlog; (xvi) the output and performance of our energy plants and energy projects; (xvii) cybersecurity incidents and breaches; (xviii) regulatory and other risks inherent to constructing and operating energy assets; (xix) the effects of and ability to close our acquisitions and joint ventures; (xx) seasonality in construction and in demand for our products and services; (xxi) a customer’s decision to delay our work on, or other risks involved with, a particular project; (xxii) the addition of new customers or the loss of existing customers; (xxiii) market price of our Class A Common stock prevailing from time to time; (xxiv) the nature of other investment opportunities presented to our Company from time to time; (xxv) risks related to our international operation and international growth strategy; and (xxvi) the other risks described in our periodic reports filed with the SEC, including under the caption “Risk Factors” in Part I, Item 1A of our Annual Report. Except as required by law, we undertake no obligation to update any forward-looking statements appearing in this press release.

AMERESCO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	September 30,	December 31,
	2026	2025
	(Unaudited)	As Adjusted
ASSETS
Current assets:
Cash and cash equivalents	$128,471	$71,785
Restricted cash	86,424	92,515
Accounts receivable, net	276,560	257,856
Accounts receivable retainage, net	26,152	53,618
Unbilled revenue	1,000,293	799,109
Inventory, net	12,031	12,609
Prepaid expenses and other current assets	236,297	260,688
Income taxes receivable	4,055	2,166
Project development costs, net	24,688	23,010
Total current assets	1,794,971	1,573,356
Federal ESPC receivable	533,639	503,449
Property and equipment, net	10,553	10,077
Energy assets, net	2,567,692	2,301,424
Deferred income tax assets, net	56,784	43,581
Goodwill, net	68,851	69,302
Intangible assets, net	5,758	7,464
Right-of-use assets, net	71,051	76,165
Restricted cash, non-current portion	26,014	22,215
Other assets	118,263	117,797
Total assets	$5,253,576	$4,724,830

LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portions of long-term debt and financing lease liabilities, net	$176,855	$132,125
Accounts payable	711,177	691,197
Accrued expenses and other current liabilities	111,252	113,878
Current portions of operating lease liabilities	9,970	7,959
Deferred revenue	72,770	79,908
Income taxes payable	4,596	3,845
Total current liabilities	1,086,620	1,028,912
Long-term debt and financing lease liabilities, net of current portion, unamortized discount and debt issuance costs	1,833,630	1,749,708
Federal ESPC liabilities	531,861	478,970
Deferred income tax liabilities, net	2,111	2,943
Deferred grant income	4,854	5,385
Long-term operating lease liabilities, net of current portion	49,168	55,938
Other liabilities	95,419	91,003
Redeemable non-controlling interests, net	$—	$1,419

	September 30,	December 31,
	2026	2025
	(Unaudited)	As Adjusted
Stockholders' equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, no shares issued and outstanding at September 30, 2026 and December 31, 2025	—	—
Class A common stock, $0.0001 par value, 500,000,000 shares authorized, 37,213,210 shares issued and 35,111,375 shares outstanding at September 30, 2026, 36,963,263 shares issued and 34,861,428 shares outstanding at December 31, 2025	3	3
Class B common stock, $0.0001 par value, 144,000,000 shares authorized, 18,000,000 shares issued and outstanding at September 30, 2026 and December 31, 2025	2	2
Additional paid-in capital	364,286	395,656
Retained earnings	903,564	884,724
Accumulated other comprehensive loss, net	(5,069)	(460)
Treasury stock, at cost, 2,101,835 shares at September 30, 2026 and December 31, 2025	(11,788)	(11,788)
Stockholders' equity before non-controlling interest	1,250,998	1,268,137
Non-controlling interests	398,915	42,415
Total stockholders’ equity	1,649,913	1,310,552
Total liabilities, redeemable non-controlling interests, and stockholders’ equity	$5,253,576	$4,724,830

AMERESCO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
		As Adjusted		As Adjusted
Revenues	$580,315	$525,987	$1,497,239	$1,351,100
Cost of revenues	471,710	443,687	1,246,517	1,147,582
Gross profit	108,605	82,300	250,722	203,518
Earnings from unconsolidated entities	252	1,393	743	1,804
Selling, general and administrative expenses	47,598	43,372	141,463	127,593
Operating income	61,259	40,321	110,002	77,729
Interest expense and interest income, net	25,944	22,057	77,529	63,249
Other expenses (income), net	768	2,131	1,103	(5,795)
Income before income taxes	34,547	16,133	31,370	20,275
Income tax benefit	(12,255)	(61,150)	(16,400)	(78,078)
Net income	46,802	77,283	47,770	98,353
Net income attributable to non-controlling interests and redeemable non-controlling interests	(14,921)	(3,245)	(28,884)	(5,650)
Net income attributable to common shareholders	$31,881	74,038	$18,886	92,703
Net income per share attributable to common shareholders:
Basic	$0.60	$1.40	$0.36	$1.76
Diluted	$0.59	$1.39	$0.35	$1.74
Weighted average common shares outstanding:
Basic	53,076	52,716	52,985	52,633
Diluted	53,675	53,370	53,750	53,095

AMERESCO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands) (Unaudited)

	Nine Months Ended September 30,
	2026	2025
		As Adjusted
Cash flows from operating activities:
Net income	$47,770	$98,353
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation of energy assets, net	87,807	79,013
Depreciation of property and equipment	1,544	1,695
Increase in contingent consideration	—	71
Accretion of ARO liabilities	371	324
Amortization of debt discount and debt issuance costs	5,645	4,421
Amortization of intangible assets	1,666	1,754
Provision for credit losses	—	189
Gain on disposal of assets	—	(1,299)
Energy asset impairment	334	—
Non-cash production tax credits recognized	(10,779)	(8,999)
Non-cash project revenue related to in-kind leases	(855)	(6,384)
Earnings from unconsolidated entities	(743)	(677)
Unrealized gain from derivatives	(396)	(2,154)
Stock-based compensation expense	11,647	10,341
Deferred income taxes, net	(16,694)	(80,496)
Unrealized foreign exchange loss (gain)	1,872	(3,079)
Changes in operating assets and liabilities:
Accounts receivable	(19,897)	18,543
Accounts receivable retainage	14,995	(7,155)
Federal ESPC receivable	(39,789)	(59,717)
Inventory, net	1,345	(1,229)
Unbilled revenue	(204,972)	(61,835)
Prepaid expenses and other current assets	14,510	(32,695)
Proceeds from sale of investment tax credits	20,411	70,788
Income taxes receivable, net	(7,770)	(1,156)
Project development costs	(1,311)	(3,268)
Other assets	(5,550)	(8,218)
Accounts payable, accrued expenses and other current liabilities	42,317	17,715
Deferred revenue	(4,576)	1,877
Other liabilities	847	6,600
Cash flows from operating activities	(60,251)	33,323
Cash flows from investing activities:
Purchases of property and equipment	(2,052)	(217)
Capital investments in energy assets	(334,910)	(283,370)
Capital investments in major maintenance of energy assets	(20,203)	(16,624)
Contributions to equity method investments	(1,528)	(24,264)
Acquisitions, net of cash received	—	(4,595)
Cash flows from investing activities	(358,693)	(329,070)
Cash flows from financing activities:
Payments on long-term corporate debt financings	(4,875)	(16,750)
Proceeds from long-term corporate debt financings	45,000	100,000
Proceeds (payments) on senior secured revolving credit facility, net	—	(25,000)
Proceeds from long-term energy asset debt financings	347,413	367,329
Payments on long-term energy asset debt and financing leases	(260,961)	(192,460)
Proceeds from termination of interest rate swaps	—	2,808
Payments of debt discount and debt issuance costs	(4,512)	(7,411)
Proceeds from Federal ESPC projects	60,703	82,034
Net payments on energy asset receivable financing arrangements	(581)	(415)
Proceeds from exercises of options and ESPP	1,531	1,457
Contributions from non-controlling interests, net of fees	294,367	4,723

	Nine Months Ended September 30,
	2026	2025
		As Adjusted
Distributions to non-controlling interest	(3,218)	(5,343)
Investment fund call option exercise	(623)	—
Cash flows from financing activities	474,244	310,972
Effect of exchange rate changes on cash	(906)	1,993
Net increase in cash, cash equivalents, and restricted cash	54,394	17,218
Cash, cash equivalents, and restricted cash, beginning of period	186,515	198,378
Cash, cash equivalents, and restricted cash, end of period	$240,909	$215,596

Non-GAAP Financial Measures (Unaudited, in thousands)

	Three Months Ended September 30, 2026
Adjusted EBITDA:	Projects	Energy Assets	O&M	Other	Consolidated
Net income (loss) (1)	$29,760	$9,071	$8,121	$(150)	$46,802
Plus (less): Income tax provision (benefit)	(1,095)	(10,987)	(106)	(67)	(12,255)
Plus: Interest and other expenses, net	8,904	16,656	564	588	26,712
Plus: Depreciation and amortization	833	24,735	250	151	25,969
Plus: Stock-based compensation	2,833	900	227	132	4,092
Plus: Contingent consideration, restructuring and other charges	282	129	10	—	421
Adjusted EBITDA	$41,517	$40,504	$9,066	$654	$91,741
Adjusted EBITDA margin	9.3%	53.7%	24.5%	3.0%	15.8%

Adjusted EBITDA Prior Method:
Non-controlling interests related to AMRC Sunel JV and Neogenyx	(7,922)	(5,929)			(13,851)
Adjusted EBITDA if AMRC Sunel JV and Neogenyx non-controlling interests were not consolidated	$33,595	$34,575	$9,066	$654	$77,890

(1) The reconciliation to Adjusted EBITDA now begins with consolidated net income rather than net income attributable to common shareholders, eliminating the need for an adjustment to remove the non-controlling interest portion.

	Three Months Ended September 30, 2025 As Adjusted (1)
Adjusted EBITDA:	Projects	Energy Assets	O&M	Other	Consolidated
Net income (2)	$8,919	$66,110	$1,257	$997	$77,283
Plus (less): Income tax provision (benefit)	6,666	(68,589)	434	339	(61,150)
Plus: Interest and other expenses, net	8,410	14,790	469	519	24,188
Plus: Depreciation and amortization	860	27,999	250	155	29,264
Plus: Stock-based compensation	2,931	438	218	159	3,746
Plus: Contingent consideration, restructuring and other charges	284	107	—	—	391
Adjusted EBITDA	$28,070	$40,855	$2,628	$2,169	$73,722
Adjusted EBITDA margin	6.8%	65.3%	8.5%	9.5%	14.0%

(1) During Q3 2026, we changed our method of accounting for nonrefundable, transferable investment tax credits associated with our energy assets effective January 1, 2026. Under the new method, we recognize ITCs in the income tax provision in the period the credits are generated rather than as a reduction in the cost basis of the related energy assets. The change was applied retrospectively, including to our 2025 results.

(2) The reconciliation to Adjusted EBITDA now begins with consolidated net income rather than net income attributable to common shareholders, eliminating the need for an adjustment to remove the non-controlling interest portion.

	Three Months Ended September 30,
	2026	2025
		As Adjusted (1)
Non-GAAP net income and Non-GAAP EPS:
Net income attributable to common shareholders	$31,881	$74,038
Impact from redeemable and non-redeemable non-controlling interests	14,921	3,245
Net income	$46,802	$77,283
Adjustment for accretion of tax equity financing fees	—	(27)
Plus: Contingent consideration, restructuring and other charges	421	391
Less: Income tax effect of Non-GAAP adjustments	(109)	(102)
Non-GAAP net income (loss)	$47,114	$77,545

Diluted net income per common share	$0.59	$1.39
Non-GAAP EPS	$0.88	$1.45
Weighted average common shares outstanding - diluted	53,675	53,750

Non-GAAP EPS Prior Method:
Diluted net income per common share	$0.59
Effect of Non-GAAP adjustments to net income	0.01
Non-GAAP EPS	$0.60

Non-GAAP Adjusted cash from operations:
Cash flows from operating activities (2)	$(8,849)	$17,711
Plus: proceeds from Federal ESPC projects	12,593	46,619
Non-GAAP Adjusted cash from operations	$3,744	$64,331

(1) During Q3 2026, we changed our method of accounting for nonrefundable, transferable investment tax credits associated with our energy assets effective January 1, 2026. Under the new method, we recognize ITCs in the income tax provision in the period the credits are generated rather than as a reduction in the cost basis of the related energy assets. The change was applied retrospectively, including to our 2025 results.

(2) Cash flows from operating activities includes proceeds from sales of investment tax credits. Prior to the change in our method of accounting for nonrefundable, transferable investment tax credits associated with our energy assets, these proceeds were not included in operating activities. Prior periods, including 2025, have been retrospectively adjusted.

	Three Months Ended - As Adjusted (1)
Condensed Consolidated Statements of Operations:	March 31, 2026	June 30, 2026
Revenues	$401,460	$515,464
Cost of revenues	347,823	426,984
Gross Profit	53,637	88,480
Earnings from unconsolidated entities	98	393
Selling, General and administrative expenses	46,315	47,550
Operating income	7,420	41,323
Interest expense and interest income, net	25,189	26,396
Other (income) expenses, net	2,625	(2,290)
(Loss) income before income taxes	(20,394)	17,217
Income tax expense (benefit)	(3,939)	(206)
Net (loss) income	$(16,455)	$17,423

(1) During Q3 2026, we changed our method of accounting for nonrefundable, transferable investment tax credits associated with our energy assets effective January 1, 2026. Under the new method, we recognize ITCs in the income tax provision in the period the credits are generated rather than as a reduction in the cost basis of the related energy assets. The change was applied retrospectively, including to our 2025 results.

	Three Months Ended - As Adjusted (1)
Adjusted EBITDA:	March 31, 2026	June 30, 2026
Net (loss) income	$(16,455)	$17,423
Plus (Less): Income tax provision (benefit)	(3,939)	(206)
Plus: Interest and other expenses, net	27,814	24,106
Plus: Depreciation and amortization	32,090	32,958
Plus: Stock-based compensation	4,176	3,379
Plus: Energy asset impairment	334	—
Plus: Contingent consideration, restructuring and other charges	353	458
Adjusted EBITDA	$44,373	$78,118

Non-GAAP net income and Non-GAAP EPS:
Net (loss) income attributable to common shareholders	$(20,292)	$7,297
Impact from redeemable and non-redeemable non-controlling interests	3,837	10,126
Net (loss) income	$(16,455)	$17,423
Adjustment for accretion of tax equity financing fees	(46)	—
Plus: Energy asset impairment	334	—
Plus: Contingent consideration, restructuring and other charges	353	458
Less: Gain on deconsolidation of VIE	—	—
Less: Income tax effect of Non-GAAP adjustments	—	(119)
Non-GAAP net income (loss)	$(15,814)	$17,762

Diluted net income per common share	$(0.39)	$0.14
Non-GAAP EPS	$(0.30)	$0.33
Weighted average common shares outstanding - diluted	52,886	53,835

(1) During Q3 2026, we changed our method of accounting for nonrefundable, transferable investment tax credits associated with our energy assets effective January 1, 2026. Under the new method, we recognize ITCs in the income tax provision in the period the credits are generated rather than as a reduction in the cost basis of the related energy assets. The change was applied retrospectively, including to our 2025 results.

	Three Months Ended - As Adjusted (1)				As Adjusted (1)
Condensed Consolidated Statements of Operations:	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	Year Ended December 31, 2025
Revenues	$352,829	$472,284	$525,987	$581,026	$1,932,126
Cost of revenues	302,939	400,955	443,687	489,285	1,636,866
Gross Profit	49,890	71,329	82,300	91,741	295,260
Earnings from unconsolidated entities	261	150	1,393	(355)	1,449
Selling, General and administrative expenses	38,488	45,734	43,372	54,690	182,284
Operating income	11,663	25,745	40,321	36,696	114,425
Interest expense and interest income, net	19,905	21,287	22,057	29,108	92,357
Other (income) expenses, net	(1,795)	(6,131)	2,131	(8,359)	(14,154)
(Loss) income before income taxes	(6,447)	10,589	16,133	15,947	36,222
Income tax expense (benefit)	25,265	(42,193)	(61,150)	(71,487)	(149,565)
Net (loss) income	$(31,712)	$52,782	$77,283	$87,434	$185,787

(1) During Q3 2026, we changed our method of accounting for nonrefundable, transferable investment tax credits associated with our energy assets effective January 1, 2026. Under the new method, we recognize ITCs in the income tax provision in the period the credits are generated rather than as a reduction in the cost basis of the related energy assets. The change was applied retrospectively, including to our 2025 results.

	Three Months Ended - As Adjusted (1)				As Adjusted (1)
Adjusted EBITDA:	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	Year Ended December 31, 2025
Net (loss) income	$(31,712)	$52,782	$77,283	$87,434	$185,787
Plus (Less): Income tax provision (benefit)	25,265	(42,193)	(61,150)	(71,487)	(149,565)
Plus: Interest and other expenses, net	18,110	15,156	24,188	20,749	78,203
Plus: Depreciation and amortization	25,969	27,228	29,264	30,561	113,022
Plus: Stock-based compensation	2,844	3,750	3,746	4,081	14,421
Plus: Energy asset impairment	—	—	—	3,748	3,748
Plus: Contingent consideration, restructuring and other charges	560	2,528	391	500	3,979
Adjusted EBITDA	$41,036	$59,251	$73,722	$75,586	$249,595

Non-GAAP net income and Non-GAAP EPS:
Net (loss) income attributable to common shareholders	$(31,526)	$50,190	$74,038	$80,945	$173,647
Impact from redeemable and non-redeemable non-controlling interests	(186)	2,592	3,245	6,489	12,140
Net (loss) income	$(31,712)	$52,782	$77,283	$87,434	$185,787
Adjustment for accretion of tax equity financing fees	(27)	(27)	(27)	(26)	(107)
Plus: Energy asset impairment	—	—	—	3,748	3,748
Plus: Contingent consideration, restructuring and other charges	560	2,528	391	500	3,979
Less: Income tax effect of Non-GAAP adjustments	(146)	(657)	(102)	(2,343)	(3,248)
Non-GAAP net income (loss)	$(31,325)	$54,626	$77,545	$89,313	$190,159

Diluted net income per common share	$(0.60)	$0.95	$1.39	$1.50	$3.24
Non-GAAP EPS	$(0.60)	$1.03	$1.45	$1.66	$3.54
Weighted average common shares outstanding - diluted	52,544	52,821	53,370	53,955	53,293

(1) During Q3 2026, we changed our method of accounting for nonrefundable, transferable investment tax credits associated with our energy assets effective January 1, 2026. Under the new method, we recognize ITCs in the income tax provision in the period the credits are generated rather than as a reduction in the cost basis of the related energy assets. The change was applied retrospectively, including to our 2025 results.

Adjusted EBITDA for Selected Segments

	Nine Months Ended September 30, 2026			Year Ended December 31, 2025
Adjusted EBITDA:	AMRC Sunel JV (Unaudited)	Europe All Other (Unaudited)	Europe Total	AMRC Sunel JV (Unaudited)	Europe All Other (Unaudited)	Europe Total
Net income (loss) (1)	$43,341	$(4,735)	$38,606	$29,444	$(4,102)	$25,342
Plus: Income tax provision	—	385	385	39	1	40
Plus: Interest and other expenses, net	1,737	1,923	3,660	(721)	5,753	5,032
Plus: Depreciation and amortization	164	1,735	1,899	149	2,299	2,448
Plus: Contingent consideration, restructuring and other charges	—	477	477	—	452	452
Adjusted EBITDA	$45,242	$(215)	$45,027	$28,911	$4,403	$33,314

	Renewable Fuels (2)
Adjusted EBITDA:	Nine Months Ended September 30, 2026	Year Ended December 31, 2025 As Adjusted (3)
Net loss (1)	$(3,168)	$(5,456)
Less: Income tax benefit	(9,397)	—
Plus: Interest and other expenses, net	29,082	32,539
Plus: Depreciation and amortization	35,989	41,350
Plus: Stock-based compensation	439	—
Plus: Energy asset impairment	334	630
Plus: Contingent consideration, restructuring and other charges	5	—
Adjusted EBITDA	$53,284	$69,063

(1) The reconciliation to Adjusted EBITDA now begins with consolidated net income rather than net income attributable to common shareholders, eliminating the need for an adjustment to remove the non-controlling interest portion.

(2) Substantially all of the business reported in our Renewable Fuels segment is now Neogenyx Fuels.
(3) During Q3 2026, we changed our method of accounting for nonrefundable, transferable investment tax credits associated with our energy assets effective January 1, 2026. Under the new method, we recognize ITCs in the income tax provision in the period the credits are generated rather than as a reduction in the cost basis of the related energy assets. The change was applied retrospectively, including to our 2025 results.

Exhibit A: Non-GAAP Financial Measures
We use the Non-GAAP financial measures defined and discussed below to provide investors and others with useful supplemental information to our financial results prepared in accordance with GAAP. These Non-GAAP financial measures should not be considered as an alternative to any measure of financial performance calculated and presented in accordance with GAAP. For a reconciliation of these Non-GAAP measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Non-GAAP Financial Measures and Non-GAAP Financial Guidance in the tables above.

We understand that, although measures similar to these Non-GAAP financial measures are frequently used by investors and securities analysts in their evaluation of companies, they have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for the most directly comparable GAAP financial measures or an analysis of our results of operations as reported under GAAP. To properly and prudently evaluate our business, we encourage investors to review our GAAP financial statements included above, and not to rely on any single financial measure to evaluate our business.

Adjusted EBITDA and Adjusted EBITDA Margin
We define adjusted EBITDA as net income before income tax (benefit) provision, interest and other expenses net, depreciation and amortization of intangible assets, accretion of asset retirement obligations, stock-based compensation expense, energy asset and goodwill impairment, contingent consideration, restructuring and other charges, gain or loss on sale of equity investment, and gain or loss upon deconsolidation of a variable interest entity. We define adjusted EBITDA margin as adjusted EBITDA stated as a percentage of revenue.

We believe adjusted EBITDA and adjusted EBITDA margin are useful to investors in evaluating our operating performance for the following reasons: (i) adjusted EBITDA and similar Non-GAAP measures are widely used by investors to measure a company's operating performance without regard to items that can vary substantially from company to company depending upon financing and accounting methods, book values of assets, capital structures and the methods by which assets were acquired, (ii) securities analysts often use adjusted EBITDA and similar Non-GAAP measures as supplemental measures to evaluate the overall operating performance of companies, and (iii) by comparing our adjusted EBITDA across historical periods and with that of other companies, investors can evaluate our operating results without the additional variations resulting from certain items that may vary based on financing and accounting methods, capital structures, asset values and acquisition methods.

Our management uses adjusted EBITDA and adjusted EBITDA margin (i) as measures of operating performance, because they do not include the impact of items that we do not consider indicative of our core operating performance, (ii) for planning purposes, including the preparation of our annual operating budget, (iii) to allocate resources to enhance the financial performance of the business, (iv) to evaluate the effectiveness of our business strategies, and (v) in communications with the board of directors and investors concerning our financial performance.

Non-GAAP Net Income and Non-GAAP EPS
We define Non-GAAP net income and Non-GAAP earnings per share (Non-GAAP EPS) to exclude certain discrete items that management does not consider representative of our ongoing operations, including energy asset and goodwill impairment, contingent consideration, restructuring and other charges, gain or loss on sale of equity investment, and gain or loss upon deconsolidation of a variable interest entity. Non-GAAP EPS is equal to Non-GAAP net income divided by diluted shares outstanding. We consider Non-GAAP net income and Non-GAAP EPS to be important indicators of our operational strength and performance of our business because they eliminate the effects of events that are not part of the Company's core operations.

Non-GAAP Adjusted Cash from Operations
We define Non-GAAP adjusted cash from operations as cash flows from operating activities plus proceeds from Federal ESPC projects. Federal ESPC projects are treated as financing cash flows under GAAP. These cash flows, however, correspond to benefits generated by the underlying assets and projects. Thus, we believe that adjusting operating cash flow to include the cash generated by our Federal ESPC projects provides investors with a useful measure for evaluating the cash generating ability of our core operating business. Our management uses

Non-GAAP adjusted cash from operations as a measure of liquidity because it captures all sources of cash associated with our operations.